UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May18, 2016, Yahoo! Inc. (the “Company”) delivered a notice to Citibank, N.A., as administrative agent (the “Agent”), terminating its Credit Agreement, dated as of October 19, 2012, by and among the Company, the lenders party thereto from time to time and the Agent, as amended (the “Credit Agreement”). The termination of the Credit Agreement and $750 million unsecured revolving credit facility provided thereunder will be effective on May 23, 2016. There are no borrowings currently outstanding under the Credit Agreement. The Company terminated the Credit Agreement to save certain fees and expenses associated with maintaining the undrawn credit facility.

The material terms of the Credit Agreement and each of Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto were previously described in Current Reports on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on October 22, 2012, October 15, 2013, October 15, 2014 and July 30, 2015, respectively, which descriptions are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name:	Ronald S. Bell
Title:	General Counsel and Secretary

Date: May 23, 2016